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                                                                     EXHIBIT 3.2



                           1ST AMENDMENT (AUTHORIZED)





                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            CHICKEN ACQUISITION CORP.

             The undersigned President of Chicken Acquisition Corp., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), hereby certifies pursuant to Section 607.1006 of the Florida Business Corporation Act that:

         1. The name of the Corporation is Chicken Acquisition Corp.

         2. Article Third of the Articles of Incorporation of the Corporation is amended in its entirety to read as follows:

             THIRD: The Corporation is authorized to issue 20,000,000 shares of common stock, par value $0.0005 per share.

         3. The foregoing amendment was adopted by the sole director and sole stockholder by Joint Written Consent dated as of December 7, 1995.

         IN WITNESS WHEREOF, the President of the Corporation has executed these Articles of Amendment this 10th day of April, 1996.



-----------------------------------
Roberto E. Veitia, President